UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2025

OMNIAB, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40720	98-1584818
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 600
Emeryville
CA	94608
(Address of principal executive offices)	(Zip Code)
(510) 250-7800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OABI	The Nasdaq Global Market
Warrants to purchase common stock	OABIW	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 18, 2025, upon the recommendation of the Nominating and Corporate Governance Committee of the board of directors (the “Board”) of OmniAb, Inc. (the “Company”), and pursuant to the bylaws of the Company, the Board appointed Steven C. Crouse and Philip J. Gotwals, Ph.D. to the Board, in each case, as a Class II director with an initial term expiring at the Company’s 2027 annual meeting of stockholders. Mr. Crouse was appointed to the Audit Committee and the Science and Technology Committee of the Board, and Dr. Gotwals was appointed to the Human Capital Management and Compensation Committee and the Science and Technology Committee of the Board.
Mr. Crouse, 52, has over 20 years of experience in research and development, business development, and general management. Mr. Crouse has served as the Senior Vice President and General Manager of the Analytical Solutions Division at Bio-Techne Corporation, a public life sciences company, since March 2021, overseeing the company’s ProteinSimple branded products and R&D Systems Immunoassays portfolio. Previously Mr. Crouse served as the Senior Director and General Manager of the Protein Detection and Quantification unit at Thermo Fisher Scientific Inc. from June 2018 to March 2021. Prior to that, Mr. Crouse served as Chief Operating Officer at Vortex Biosciences, Inc. and Senior Vice President of Sales and Marketing at Freeslate Inc., which was sold to Unchained Labs in 2016. He also held leadership roles at Bio-Rad Laboratories and Invitrogen Corporation. Mr. Crouse holds a B.S. in pharmacology from the University of California, Santa Barbara, an M.S. in biochemistry from Georgetown University, and an M.B.A. from the Marshall School of Business at the University of Southern California.
Dr. Gotwals, 62, has 30 years of biopharmaceutical experience in R&D, business development, product development and therapeutic area strategy. He was Global Head of Business Development and Licensing at Novartis Institutes for BioMedical Research (NIBR) from November 2019 to October 2023, where he oversaw business development for all disease areas and technology platforms. Prior to that, Dr. Gotwals was Global Head, Search and Evaluation, Business Development and Licensing of NIBR from June 2017 to November 2019. Dr. Gotwals also served as Executive Director, Oncology/Immuno-Oncology Research at NIBR from September 2010 to June 2017, and previously as Executive Director and Franchise Head, Oncology from April 2009 to August 2010. Prior to NIBR, he was Vice President, Program Management at Altus Pharmaceuticals from 2006 to 2009, where he was responsible for product development and project management activities. Prior to Altus, he was with Biogen Idec from 1994 to 2006 in increasing roles of leadership, most recently as Senior Director, Department of Program and Alliance Management. Dr. Gotwals has served as a Partner at RedSky Partners, LLC, which provides advisory services to the biotechnology industry in the areas of corporate strategy and business development, since November 2023. Dr. Gotwals serves on the board of directors of Capricor Therapeutics, Inc. Dr. Gotwals has a B.A. in biology from Amherst College, holds a Ph.D. in genetics from the University of California at Berkeley, completed postdoctoral research at the Massachusetts Institute of Technology, business training at Harvard Business School and has published extensively in the area of integrin biology.
In connection with their appointment to the Board, pursuant to the Company’s Director Compensation and Stock Ownership Policy, each of Mr. Crouse and Dr. Gotwals were granted restricted stock units representing 40,000 shares of the Company’s common stock and options to purchase 80,000 shares of the Company’s common stock. The options have an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant. The foregoing awards will vest in three equal annual installments on each of the first three anniversaries following the date of grant. Mr. Crouse and Dr. Gotwals will also receive cash compensation for their service on the Board and committees thereof in accordance with the Company’s Director Compensation and Stock Ownership Policy, as such policy may be amended from time to time. Further, in connection with their appointment to the Board, each of Mr. Crouse and Dr. Gotwals entered into the Company’s standard form of indemnification agreement, the form of which has been filed with the Company’s most recent annual report on Form 10-K.
There are no arrangements or understandings between either of Mr. Crouse or Dr. Gotwals and any other person pursuant to which Mr. Crouse or Dr. Gotwals was selected to serve on the Board. There are no transactions in which the Company or any of its subsidiaries is a party and in which either of Mr. Crouse or Dr. Gotwals has a material interest subject to disclosure under Item 404(a) of Regulation S-K. The Board has determined that Mr. Crouse and Dr. Gotwals are independent directors in accordance with The Nasdaq Stock Market LLC Listing Rules.
Further, on April 18, 2025, Sarah Boyce informed the Board of her decision to resign from the Board and all committees thereof, effective April 18, 2025. Ms. Boyce’s resignations from the Board and all committees thereof were not made in connection with a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, its management or the Board. In connection with Ms. Boyce’s resignation and the appointments of Mr. Crouse and Dr. Gotwals, the Board increased the size of the Board from six to seven.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNIAB, INC.

Date: April 21, 2025	By: /s/ Charles S. Berkman Name: Charles S. Berkman Title: Chief Legal Officer and Secretary